UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2020

NGEN TECHNOLOGIES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55177	27-4715504
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5430 Lyndon B Johnson Fwy, Suite 1200, Dallas, TX	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 610-3817

Liberated Solutions, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2020, Dr. Steven Folkerth notified the Board of Directors of Ngen Technologies Holdings Corp. (the “Company”) of his resignation, effective immediately, from his position as a director and as the Company’s Chief Medical Officer.

Also on March 17, 2020, Jay Silverman notified the Company’s Board of Directors of his resignation, effective immediately, from his position as a director.

Dr. Folkerth’s and Mr. Silverman’s resignations are not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board intends to conduct a search for new directors to fill the Board vacancies created by the resignations. Until such vacancies are filled, Ed Carter will continue as the Company’s sole director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2020

NGEN TECHNOLOGIES HOLDINGS CORP.

By:	/s/ Ed Carter
Ed Carter
Chief Executive Officer